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                                                                    EXHIBIT 11.1

              STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
                     (in thousands except per share amounts)

YEAR ENDED MARCH 31, 2001

                                                                 Weighted Average               Loss
                                                   Loss         Shares Outstanding            per Share
                                                ---------      --------------------           ---------
LOSS PER SHARE - BASIC AND DILUTED:
Loss from continuing operations                 $     124      divided by    11,329     =      $ 0.01
                                                ---------                                      ------

Net loss before cumulative effect of
     change in accounting principle                   124      divided by    11,329     =        0.01
                                                ---------                                      ------
Net Loss                                        $     124      divided by    11,329     =      $ 0.01
                                                =========                                      ======